UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 29, 2016

WEARABLE HEALTH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-153290	26-3534190
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

200 W. Church Road, Suite B

King of Prussia, PA 19406

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (877) 639-2929

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On July 29, 2016, the Company issued an aggregate of 35,500,000 shares of common stock of the Company, par value $0.0001 per share, to certain management, employees and consultants for past and future services rendered (the “Shares”). The Company’s CEO, Ronnie Adams received 30,000,000 of such shares and Allen Polsky, a director of the Company received 2,500,000 of the Shares. Following the issuance of the Shares, the Company has 43,374,177 outstanding shares of common stock. The Shares represent approximately 12.14% of the Company’s common stock outstanding on a fully-diluted basis if all outstanding securities convertible into or exercisable for common stock were converted or exercised. The Company also received an additional 14,500,000 shares of common stock for future issuances to officers, directors and employees.

The Shares have not been registered under the Securities Act, or the securities laws of any state, and were offered and issued in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wearable Health Solutions, Inc.

Dated: July 29, 2016	/s/ Ronnie Adams
Ronnie Adams
Chief Executive Officer

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